Exhibit 99.1

STOCKERYALE TO ANNOUNCE FIRST QUARTER

FINANCIAL RESULTS ON APRIL 18, 2005

Company Exhibits Improved Bookings and

Revenues in First Quarter 2005

Salem, NH, April 6, 2004 — StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products today announced that it will release first quarter financial results on April 18, 2005.

The Company has indicated that revenues for the first quarter of fiscal 2005 will range from $4.5 to $4.6 million, representing a 7% to 9% sequential increase over the fourth quarter of 2004. This growth in revenues was primarily a result of stronger OEM sales in the Company’s laser products into the machine vision market, primarily automotive and lumber inspection applications, as well as significant growth of specialty optical fiber for defense and communication applications. The Company expects this trend to continue as bookings increased 10% over the fourth quarter of 2004 to $4.8 million.

On March 31, 2005, the Company filed its Annual Report on Form 10-KSB for fiscal 2004 with the Securities and Exchange Commission. Included in the audit report dated February 25, 2005 of the Company’s independent registered public accounting firm, Vitale, Caturano & Company, Ltd., contained within the Company’s Annual Report on Form 10-KSB for fiscal 2004 is an explanatory paragraph relating to the Company’s fiscal 2004 consolidated financial statements and the Company’s ability to continue as a going concern. The Company’s Annual Reports on Form 10-K for fiscal 2003 and fiscal 2002 each included a similar qualification relating to the Company’s financial statements for the Company’s fiscal years ended December 31, 2003 and 2002, respectively. This disclosure is made in compliance with Nasdaq Rule 4350(b) and does not reflect any change or amendment to the Company’s Annual Report on Form 10-KSB for fiscal 2004 filed on March 31, 2005.

Mark W. Blodgett, Chief Executive Officer for StockerYale stated that, “Reflecting on the first quarter, the Company continues to benefit from investments made in two of its core product lines – namely structured light lasers and specialty fiber. I am particularly encouraged by this quarter’s fiber sales, which are beginning to gain traction with defense contractors. Both fiber order bookings and shipments exceeded internal plans for the quarter. Because lasers and specialty fiber represent the Company’s highest margin products, we expect an improvement in the Company’s financial performance.”

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber, phase masks, and diffractive optics for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the company’s web site at www.stockeryale.com or contact StockerYale, Inc., 32 Hampshire Road, Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale’s plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale’s control including, but not limited to: uncertainty that StockerYale’s products will maintain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale’s ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under “Risk Factors” in StockerYale’s Annual Report on Form 10-KSB for fiscal 2004 filed with the Securities and Exchange Commission on March 31, 2005 for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company’s future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

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